Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports, relating to the consolidated financial statements of Generac Holdings, Inc. and subsidiaries and the effectiveness of Generac Holdings, Inc.’s internal control over financial reporting dated February 26, 2019, appearing in the Annual Report on Form 10-K of Generac Holdings, Inc. for the year ended December 31, 2018.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin

August 6, 2019